Exhibit 24.1

April 19, 2006

Thomas A. Fanning and Wayne Boston

Southern Power Company proposes to file with the Securities and Exchange Commission a registration statement or statements under the Securities Act of 1933 with respect to its preference stock, preferred stock and debt instruments, in any combination of such securities, in an aggregate amount of not more than $500,000,000.

Southern Power Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney (with full power of substitution) for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission the aforementioned registration statement or statements and appropriate amendment or amendments thereto (including post-effective amendments), to be accompanied in each case by a prospectus and any appropriately amended prospectus or supplement thereto and any necessary exhibits.

Southern Power Company hereby authorizes you or any one of you to execute said registration statement or statements and any amendments thereto (including post-effective amendments) on its behalf as attorney-in-fact for it and its authorized officers, and to file the same as aforesaid.

The undersigned directors and officers of Southern Power Company hereby authorize you or any one of you to sign said registration statement or statements on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, said registration statement or statements by appropriate amendment or amendments (including post-effective amendments) and to file the same as aforesaid.

Yours very truly, SOUTHERN POWER COMPANY By_____/s/Ronnie L. Bates___________ Ronnie L. Bates President and Chief Executive Officer

__________/s/Ronnie L. Bates___________ Ronnie L. Bates	________/s/David M. Ratcliffe________ David M. Ratcliffe
________/s/William Paul Bowers________ William Paul Bowers	______/s/Michael W. Southern_______ Michael W. Southern
________/s/Thomas A. Fanning_________ Thomas A. Fanning	_____/s/David B. DeBardelaben______ David B. DeBardelaben
_________/s/G. Edison Holland, Jr.__________ G. Edison Holland, Jr.	_______/s/Patricia L. Roberts_______ Patricia L. Roberts

Extract from minutes of meeting of the board of directors of Southern Power Company.

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RESOLVED FURTHER: That for the purpose of signing and filing with the Securities and Exchange Commission a Registration Statement or Statements under the Securities Act of 1933 with respect to the issue and sale of preference stock, preferred stock and debt instruments Southern Power Company, and of amending such Registration Statement or Statements or remedying any deficiencies with respect thereto by appropriate amendment or amendments (both before and after such Statement or Statements become effective), Southern Power Company, the members of its Board of Directors and its officers are authorized to give their several powers of attorney to Thomas A. Fanning and Wayne Boston in substantially the form of power of attorney presented to this meeting; and

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The undersigned officer of Southern Power Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of Southern Power Company, duly held on April 19, 2006, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: May 17, 2006	SOUTHERN POWER COMPANY

By	/s/Wayne Boston
Wayne Boston
Assistant Secretary